Exhibit 4.1

Execution Copy

DISCOVER BANK

Master Servicer, Servicer and Seller

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

on behalf of the Certificateholders

FIFTH AMENDMENT TO AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

dated as of November 3, 2004

DISCOVER CARD MASTER TRUST I

Dated as of

July 24, 2009

This FIFTH AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (this “Amendment”), dated as of July 24, 2009, is entered into by and between DISCOVER BANK, a Delaware banking corporation (formerly Greenwood Trust Company), as Master Servicer, Servicer and Seller (“Discover Bank”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the “Trustee”).

WHEREAS, Discover Bank and the Trustee entered into that certain Pooling and Servicing Agreement dated as of October 1, 1993, as amended, which was restated in its entirety by that certain Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, by and between Discover Bank and the Trustee, relating to Discover Card Master Trust I, as amended by that certain First Amendment to Amended and Restated Pooling and Servicing Agreement and Global Amendment to Certain Series Supplements thereto, dated as of January 4, 2006, that certain Second Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of March 30, 2006, that certain Third Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of July 26, 2007 and that certain Fourth Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of December 18, 2007 (as amended, the “Agreement”); and

WHEREAS, pursuant to Sections 13.01(a)(ii) of the Agreement, Discover Bank and the Trustee desire to amend the Agreement, in a manner that shall not adversely affect in any material respect the interests of the Holders of any Class of any Series currently outstanding, including any Series that has issued only collateral certificates to an entity or entities that issues securities supported by, among other things, such collateral certificates.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

1.01 Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.

1.02 Amendments to the Agreement. Effective as of the date hereof, the Agreement shall be amended as follows:

(1) Article I, Section 1.01 (“Definitions”) of the Agreement is amended by deleting the definition of “Interchange Series” in its entirety and replacing it with the following:

“Interchange Series” shall mean all Series that indicate in the Series Term Sheet of their applicable Series Supplement that they are Interchange Series. Any Series that includes provisions for an “Interchange Series Trigger Date” in its Series Term Sheet shall be an Interchange Series for any specified purpose prior to such Interchange Series Trigger Date and an Interchange Series for all purposes following such Interchange Series Trigger Date.

(2) Section 6.06 of the Agreement is amended by replacing paragraph (a) thereof with the following paragraph:

“(a) The Sellers may direct the Trustee to issue, from time to time, one or more Series subject to the conditions described below (each such issuance, a “New Issuance”). The Sellers may effect a New Issuance by notifying the Trustee, in writing, at least three days in advance of the date upon which the New Issuance is to occur. Any notice of the New Issuance shall state the designation of any Series to be issued on the date of the New Issuance and, with respect to each such Series: (i) its Series Initial Investor Interest, (ii) the Certificate Rate of each Class or Subclass, if applicable, of such Series; (iii) its Payment Dates and the date from which interest shall accrue; (iv) its Series Termination Date and (v) any other terms that the Sellers set forth in such notice of a New Issuance; provided, however, that any notice of a New Issuance with respect to any Series that issues only collateral certificates to an entity or entities that will issue securities supported by, among other things, such collateral certificates, shall, in lieu of stating the information in clauses (i) through (v) above, attach a copy of the Series Supplement therefor, in a form substantially agreed upon by the Sellers, the Master Servicer, the Servicers and the Trustee. On the date of the New Issuance, the Trustee shall authenticate and deliver any such Series only upon satisfaction of the following conditions: (a) Discover Bank on behalf of the Holder of the Seller Certificate shall have delivered to the Trustee a Series Supplement executed by the Sellers, the Master Servicer, the Servicers and the Trustee that specifies the terms of such Series, (b) the Sellers shall have delivered to the Trustee written confirmation from the Rating Agencies that the New Issuance will not result in the reduction or withdrawal of the ratings of any Class of any Series then outstanding rated by each Rating Agency, (c) the Sellers shall have delivered to the Trustee and the Rating Agencies (A) with respect to each New Issuance, an opinion of counsel dated as of the date of such New Issuance to the effect that, although not free from doubt, the Investor Certificates of such New Issuance will be treated as indebtedness of the Sellers for federal income and Delaware (and any other state where substantial servicing activities are conducted by an Additional Seller with respect to Accounts serviced by such Additional Seller, or by Discover Bank if there is a substantial change from Discover Bank’s present servicing activity, if any, in such state) state income or franchise tax purposes; provided, however, such opinion shall not be required for any New Issuance with respect to any Series that issues only collateral certificates to an entity or entities that will issue securities supported by, among other things, such collateral certificates; and provided, further, such opinions described in this clause (c)(A) shall not be required for any New Issuance issued to an entity that is disregarded for federal income tax purposes and is directly and wholly owned by Seller and (B) with respect to each New Issuance other than the New Issuance related to the first Series issued by the Trust, an opinion of counsel dated as of the date of such New Issuance to the effect that such New Issuance will not adversely affect the conclusion set forth in any prior opinion of counsel delivered pursuant to this clause (c) as to the treatment of the Investor Certificates of any such prior Series as indebtedness of the Sellers or as to the treatment of the Trust as a mere security device and (d) Discover Bank on behalf of the Holder of the Seller Certificate shall not be required to designate Additional Accounts or convey Participation Interests to the Trust pursuant to Section 2.10(a) as a result of such New Issuance. The Series Supplement with respect to any New Issuance may modify or amend the terms of this Agreement, provided, that such modifications or amendments shall apply solely with respect to such Series. Upon satisfaction of such conditions, the Trustee shall issue, as provided in Section 6.06(d), such Series of Investor Certificates dated as of the date of the New Issuance.”

(3) Article VII of the Agreement is hereby amended by adding the following new Section 7.08:

SECTION 7.07 Fiscal Year. The Master Servicer shall have the authority to determine or change the Trust’s fiscal year from time to time, including designating any necessary transition period. The Master Servicer shall notify the Trustee, each Servicer, and each Servicing Participant of any change in fiscal year as promptly as practicable after such change.

(4) Section 3.07 is hereby amended and restated in its entirety to read as follows:

(a) Master Servicer’s Annual Certificate. The Master Servicer will deliver to the Trustee, Discover Bank on behalf of the Holder of the Seller Certificate and the Rating Agencies, on or before the date on which the Trust is required to file its Annual Report or any Transition Report, as applicable, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K with the Securities and Exchange Commission (the “Trust’s Annual Report Date” or the “Trust’s Transition Report Date,” as applicable), an Officer’s Certificate substantially in the form of Exhibit F hereto stating that (a) in the course of the performance by the signer of his duties as an officer of the Master Servicer he would normally obtain knowledge of any Master Servicer Termination Event, and (b) whether or not he has obtained knowledge of any such Master Servicer Termination Event during the preceding fiscal year or transition period, as applicable, and, if so, specifying each such Master Servicer Termination Event of which the signer has knowledge and the nature thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single Officer’s Certificate may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(b) Servicers’ Annual Certificates. Each Servicer will deliver to the Trustee, Discover Bank on behalf of the Holder of the Seller Certificate and the Rating Agencies, on or before the Trust’s Annual Report Date or the Trust’s Transition Report Date, as applicable, with respect to Discover Bank as Servicer, and, for any other Servicer, beginning in the fiscal year or transition period, as applicable, following the fiscal year or transition period, as applicable, in which Receivables in Accounts serviced by such Servicer are first added to the Trust, an Officer’s Certificate substantially in the form of Exhibit G hereto stating that (a) in the course of the performance by the signer of his or her duties as an officer of such Servicer he or she would normally obtain knowledge of any Servicer Termination Event, and (b) whether or not he or she has obtained knowledge of any such Servicer Termination Event during the preceding fiscal year or transition period, as applicable, and, if so, specifying each such Servicer Termination Event of which the signer has knowledge and the nature thereof. A copy of any such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single Officer’s Certificate may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(c) Master Servicer’s and Servicers’ Annual Compliance Statement. On or before the Trust’s Annual Report Date of each calendar year or the Trust’s Transition Report

Date, as applicable (and relating to the preceding fiscal year or transition period, as applicable), the Master Servicer and each Servicer will deliver, and the Master Servicer or the applicable Servicer shall cause each affiliated Servicing Participant and each unaffiliated Servicing Participant that services 10% or more of the Receivables to deliver, to the Trustee, Discover Bank on behalf of the Holder of the Seller Certificate and the Rating Agencies, an Officer’s Certificate necessary to comply with Item 1123 of Regulation AB in substantially the form (with appropriate insertions) of Exhibit J hereto. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single Officer’s Certificate may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(5) Section 3.08 is hereby amended and restated in its entirety to read as follows:

(a) On or before the Trust’s Annual Report Date or the Trust’s Transition Report Date, as applicable, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or any Seller) to furnish a report to the Trustee, the Master Servicer, each Servicer and the Rating Agencies to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Master Servicer and each Servicer under this Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Trust during the preceding fiscal year or transition period, as applicable, and that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with Sections 3.03, 4.03, 4.04, 4.05 and 8.07 of this Agreement and the provisions relating to servicing or the allocation and payment of Collections in any Series Supplements, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single report of such firm may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(b) On or before the Trust’s Annual Report Date or the Trust’s Transition Report Date, as applicable, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or any Seller) to furnish a report to the Trustee, the Master Servicer, each Servicer and the Rating Agencies, to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Master Servicer pursuant to the applicable Series Supplements during the preceding fiscal year or transition period, as applicable, with the computer reports of the Master Servicer and each Servicer and such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office. If the Master Servicer so determines, a single report of such firm may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(c) On or before the Trust’s Annual Report Date of each calendar year or the Trust’s Transition Report Date, as applicable (and relating to the preceding fiscal year or transition period, as applicable), the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or any Seller) to furnish to the Trustee, the Master Servicer and the Rating Agencies each attestation report on assessments of compliance with the Servicing Criteria furnished by such accountants pursuant to Sections 14.04 and 14.05 of this Agreement. If the Master Servicer so determines, a single report of such firm may address a transition period of one month or less and the fiscal year preceding or following such transition period.

(6) The second sentence of Section 12.02(a) is hereby amended and restated in its entirety to read as follows:

The Master Servicer’s notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer’s Certificate setting forth the information specified in Sections 3.07(a) and 3.07(b) covering the period from the start of the then-current fiscal year or transition period, as applicable, through the date of such notice. The Trustee shall give such notice to the Transfer Agent, the Paying Agent and Moody’s at the time such notice is given to such Investor Certificateholders.

(7) Section 14.04 is hereby amended and restated in its entirety to read as follows:

SECTION 14.04. Trustee’s Report on Assessment of Compliance and Attestation. On or before the date that is fifteen days prior to the Trust’s Annual Report Date or the Trust’s Transition Report Date, as applicable, or such other date that is mutually agreed upon in writing by the parties hereto (and relating to the preceding fiscal year or transition period, as applicable), the Trustee shall:

(a) deliver to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate a report regarding the Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year or transition period, as applicable, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate and signed by an authorized officer of the Trustee, and shall address each of the Servicing Criteria applicable to it as specified in Exhibit L or such criteria as mutually agreed upon by the Master Servicer, Discover Bank on behalf of the Holder of the Seller Certificate and the Trustee;

(b) deliver to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate a report of a “Big Four” accounting firm, or upon the consent of the Master Servicer and Sellers, which consent shall not be unreasonably withheld, such other nationally recognized registered public accounting firm that satisfies the requirements of Rule 2-01 of Regulation S-X under the Securities Act and the Exchange Act (who may also render services to the Master Servicer, any Servicer or any Seller), that pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB attests to, and reports on, the assessment of compliance made by the Trustee and delivered pursuant to the preceding paragraph; such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(c) deliver to the Master Servicer, Discover Bank on behalf of the Holder of the Seller Certificate or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Trust, the Master Servicer or Discover Bank on behalf of the Holder of the Seller Certificate with respect to a publicly offered Securitization Transaction, a certification substantially in the form (with appropriate insertions) attached as Exhibit M hereto. The Trustee acknowledges that the parties identified in clause (c) above may rely on the certification provided by the Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

If the Master Servicer so determines, any of the requirements of this Section 14.04 for any fiscal year and the immediately preceding or following transition period (if such transition period is of one month or less) may be addressed through a single report, attestation or certification covering such fiscal year and transition period.

(8) Section 14.05 is hereby amended and restated in its entirety to read as follows:

SECTION 14.05. Master Servicer, Servicer and Servicing Participant Reports on Assessment of Compliance and Attestation. On or before the date that is fifteen days prior to the Trust’s Annual Report Date of each calendar year or the Trust’s Transition Report Date, as applicable, or such other date that is mutually agreed upon in writing by the parties hereto (and relating to the preceding fiscal year or transition period, as applicable), the Master Servicer and each Servicer shall:

(a) deliver to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate a report regarding its assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year or transition period, as applicable, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria applicable to it as specified in Exhibit L or such criteria as mutually agreed upon by the Master Servicer, Discover Bank on behalf of the Holder of the Seller Certificate and such Servicer;

(b) deliver to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate a report of a “Big Four” accounting firm or, upon the consent of the Masters Servicer and Sellers, which consent shall not be unreasonably withheld, such other nationally recognized registered public accounting firm that satisfies the requirements of Rule 2-01 of Regulation S-X under the Securities Act and the Exchange Act (who may also render services to the Trustee, the Master Servicer, any Servicer or any Seller) that pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB attests to, and reports on, the assessment of compliance made by it and delivered pursuant to the preceding paragraph; such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(c) cause each Servicing Participant that it has engaged during such period to deliver to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate an assessment of compliance and accountants’ attestation as and when provided in accordance with paragraphs (a) and (b) of this Section; provided, however, that the assessment of compliance of such Servicing Participant need not address any elements of the Servicing Criteria for which such Servicing Participant is not responsible under the applicable servicing or subservicing agreement; and

(d) deliver, or the Master Servicer or such Servicer shall cause to be delivered by any Servicing Participant that it has engaged during such period, to the Master Servicer, Discover Bank on behalf of the Holder of the Seller Certificate or any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Trust, the Master Servicer or Discover Bank on behalf of the Holder of the Seller Certificate with respect to a publicly offered Securitization Transaction, a certification substantially in the form (with appropriate insertions) attached as Exhibit M hereto.

Each of the Master Servicer and each Servicer acknowledges that the parties identified in clause (d) above may rely on the certifications provided pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. If the Master Servicer so determines, any of the requirements of this Section 14.05 for any fiscal year and the immediately preceding or following transition period (if such transition period is of one month or less) may be addressed through a single report, attestation or certification covering such fiscal year and transition period.

1.03 Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

1.04 Incorporation by Reference. The provisions of Sections 13.04 (Governing Law), 13.07 (Severability of Provisions), 13.10 (Further Assurances), 13.12 (Counterparts) and 13.13 (Third Party Beneficiaries) of the Agreement shall be incorporated into this Amendment, mutatis mutandis, as if references to “this Agreement” in the Agreement were references to this Amendment.

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, Discover Bank and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

DISCOVER BANK, as Master Servicer, Servicer and Seller

By:	/s/ Michael F. Rickert
Name:	Michael F. Rickert
Title:	Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

F-1

EXHIBIT F

FORM OF MASTER SERVICER’S ANNUAL CERTIFICATE

DISCOVER CARD MASTER TRUST I

CREDIT CARD

PASS-THROUGH CERTIFICATES

The undersigned, a duly authorized representative of Discover Bank (“Discover Bank”) as Master Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004, as amended, by and between Discover Bank and U.S. Bank National Association, as Trustee hereby certifies that:

1. Discover Bank is Master Servicer under the Pooling and Servicing Agreement.

2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

3. During the [fiscal year ended [            ]] [transition period ended [            ]] in the course of my duties as an officer of the Master Servicer, I would normally obtain knowledge of any Master Servicer Termination Event.

4. To the best of my knowledge, no Master Servicer Termination Event has occurred.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this      day of             ,         .

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF SERVICER’S ANNUAL CERTIFICATE

DISCOVER CARD MASTER TRUST I

CREDIT CARD

PASS-THROUGH CERTIFICATES

The undersigned, a duly authorized representative of [NAME OF SERVICER] (“[Name]”) as a Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 (the “Pooling and Servicing Agreement”), by and among [Name], Discover Bank and U.S. Bank National Association, as Trustee hereby certifies that:

1. [Name] is a Servicer under the Pooling and Servicing Agreement.

2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

3. During the [fiscal year ended [            ]][transition period ended [            ]] in the course of my duties as an officer of [Name], I would normally obtain knowledge of any Servicer Termination Event relating to [Name].

4. To the best of my knowledge, no such Servicer Termination Event has occurred.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this      day of             ,         .

By:
Name:
Title:

Exhibit J

FORM OF COMPLIANCE CERTIFICATE

DISCOVER CARD MASTER TRUST I

The undersigned, a duly authorized representative of [Name of Master Servicer, Servicer or Servicing Participant] (“[Name]”), pursuant to [Section 3.07(c) of the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004, as amended on or prior to the date hereof (the “Pooling and Servicing Agreement”), by and among [Name], Discover Bank and U.S. Bank National Association, as Trustee,] [INSERT DESCRIPTION OF APPLICABLE SERVICING OR SUBSERVICING AGREEMENT TO WHICH SERVICING PARTICIPANT IS A PARTY (the “Agreement”)], hereby certifies that:

(a) a review of the activities of [Name], during [the fiscal year ended [            ]][the transition period from [                    ] to [                    ]], and of its performance under the [Pooling and Servicing] Agreement was made under my supervision; and

(b) to the best of my knowledge, based on such review, [except as provided below] [Name] has fulfilled all its obligations in all material respects under the [Pooling and Servicing] Agreement throughout the [fiscal year ended [            ]][transition period from [                    ] to [                    ]].

[(c) If there has been a failure to fulfill any such obligation in any material respect, specify each such failure known to the certifying officer and the nature and status thereof.]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this [    ] day of [            ], [        ].

By:
Name:
Title:

2